PAUL, HASTINGS, JANOFSKY & WALKER LLP

June 27, 2005

Tectonic Network, Inc.
1825 Barrett Lakes Blvd.
Suite 260
Kennesaw, GA 30144

Re:      Tectonic Network, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

      We have acted as counsel to Tectonic Network, Inc. (formerly known as Return On Investment Corporation), a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registration Statement relates to the resale by certain selling security holders of up to 5,452,994 shares of Common Stock of the Corporation (the "Shares"). Capitalized terms used herein, but not otherwise defined, shall have the meanings given such terms in the Registration Statement.

      As such counsel and for the purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

         (i)     the Registration Statement;

         (ii)    the Term Note;

         (iii)   the Minimum Borrowing Note;

         (iv)    the Warrant;

         (v) other warrants convertible into 1,167,500 Shares (the "Other Warrants");

         (vi) the certificate of incorporation of the Company as certified as of June 24, 2005 by the Secretary of the Secretary of State of Delaware and the bylaws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof (collectively, the "Company Charter Documents");

         (vii) a certificate of the Secretary of State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of June 24, 2005; and
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         (viii)  resolutions  adopted  by  the  Company's  board  of  directors, certified  by the  Secretary  of the  Company,  relating to the authorization and issuance of those Shares into which the Warrant, the Term Note, the Minimum Borrowing Note or Other
                 Warrants  are  convertible  (the  "Conversion   Shares"),   the
                 authorization  and  issuance  of  the  Shares  other  than  the
                 Conversion  Shares  (the   "Non-Conversion   Shares")  and  the
                 authorization and issuance of the Notes, the Warrant and the Other Warrants.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In such examination and in rendering the opinion expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto; (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and (i) when the Conversion
Shares are issued and delivered in accordance with the provisions of the Warrant, the Term Note, the Minimum Borrowing Note or Other Warrants otherwise (including the receipt of the full purchase price therefor), as applicable, such Conversion Shares will be validly issued, fully paid and nonassesable; and (ii) the Non-Conversion Shares are validly issued, fully paid and nonassesable.

         We are members of the Bar of the State of Georgia, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of (i) the State of Georgia, and (ii) the Delaware General Corporation Law.

         This opinion is rendered to you solely in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.
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         We hereby  consent  to being  named as  counsel  to the  Company in the
Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Paul, Hastings, Janofsky & Walker
                                          PAUL, HASTINGS, JANOFSKY & WALKER LLP